UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 29, 2022

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, Without Par Value	ABT	New York Stock Exchange Chicago Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 — Submission of Matters to a Vote of Security Holders.

Abbott held its Annual Meeting of Shareholders on April 29, 2022. The following is a summary of the matters voted on at that meeting.

(1)	The shareholders elected Abbott’s entire Board of Directors. The persons elected to Abbott’s Board of Directors and the number of shares cast for, the number of shares withheld, and the number of broker non-votes, with respect to each of these persons, were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Alpern, M.D.	1,300,318,741	50,116,071	186,229,036
Sally E. Blount, Ph.D.	1,322,633,909	27,800,903	186,229,036
Robert B. Ford	1,265,246,918	85,187,894	186,229,036
Paola Gonzalez	1,344,735,483	5,699,329	186,229,036
Michelle A. Kumbier	1,328,758,586	21,676,226	186,229,036
Darren W. McDew	1,333,987,306	16,447,506	186,229,036
Nancy McKinstry	1,037,568,700	312,866,112	186,229,036
William A. Osborn	1,243,331,162	107,103,650	186,229,036
Michael F. Roman	1,321,772,019	28,662,793	186,229,036
Daniel J. Starks	1,343,614,722	6,820,090	186,229,036
John G. Stratton	1,247,765,004	102,669,808	186,229,036
Glenn F. Tilton	1,288,825,816	61,608,996	186,229,036

(2)	The shareholders ratified the appointment of Ernst & Young LLP as Abbott’s auditors. The number of shares cast in favor of the ratification of Ernst & Young LLP, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,523,487,443	9,931,288	3,245,117	0

(3)	The shareholders approved the compensation of Abbott’s named executive officers listed in the proxy statement for the Annual Meeting, with 91.27 percent of the votes cast voting “For” the proposal. The shareholder vote is advisory and non-binding. The number of shares cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,232,623,436	110,410,371	7,401,005	186,229,036

(4)	The shareholders rejected a shareholder proposal to lower the ownership threshold for calling special meetings of shareholders, with 47.15 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
636,741,987	707,817,833	5,874,992	186,229,036

(5)	The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors adopt a policy that the Board Chairman be an independent director, with 27.75 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
374,824,445	971,036,526	4,573,841	186,229,036

(6)	The shareholders rejected a shareholder proposal that Abbott’s Board of Directors adopt a policy on Rule 10b5-1 plans with certain restrictions and disclosure requirements, with 48.76 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
658,539,820	684,198,068	7,696,924	186,229,036

(7)	The shareholders rejected a shareholder proposal that Abbott’s Board of Directors prepare a report, to be updated annually, disclosing Abbott’s lobbying policies, procedures, and expenditures, with 34.52 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
466,227,363	877,646,614	6,560,835	186,229,036

(8)	The shareholders rejected a shareholder proposal that Abbott’s Board of Directors prepare a report on the public health costs and financial market impacts of Abbott’s standards and programs regarding antimicrobial resistance, with 11.51 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
155,376,554	1,187,364,353	7,693,905	186,229,036

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: May 2, 2022	By:	/s/ Robert E. Funck, Jr.
Robert E. Funck, Jr.
Executive Vice President, Finance and Chief Financial Officer